FOR IMMEDIATE RELEASE:

ZAGG Inc. ANNOUNCES NEARLY 250% INCREASE IN YEAR-TO-DATE SALES
Company Reports Positive Net Income for Second Quarter and Year-to-Date 2008

Salt Lake City, Utah – August 14, 2008 - ZAGG Inc. (OTCBB: ZAGG), the world’s first provider of a unique protective film covering under the brand name invisibleSHIELD, today announced significant increase in revenues over the second quarter of 2007 and positive net income for the second quarter and for the six months ended June 30, 2008.

“These results come from successful execution of an aggressive business plan, and the new level of sales and growth should be very encouraging to our investors,” said Robert G. Pedersen II, President and CEO of ZAGG. “To have such an outstanding jump in sales is bound to create challenges, of course, but I am very pleased with how we have responded and continue to respond to these new opportunities.”

“Our website sales have never been stronger, and our distribution partnerships are really helping to move the invisibleSHIELD brand forward,” said Pedersen. “Even as we are announcing an almost 250% increase in sales, we are confident that there is nowhere to go but up.”

These events will be discussed in further detail during the investor conference call scheduled for Friday, August 15, 2008 at 1:00 PM ET. Executives will be available to answer questions, and information will be presented regarding the results as reported in Form 10-Q for the three and six months ended June 30, 2008. To participate in the call please dial 877-407-9210 (201-689-8049 for international callers). Interested parties may also listen via the Internet at: www.investorcalendar.com and on the Company website at: www.ZAGG.com The call will be available for replay for 30 days by dialing 877-660-6853 (201-612-7415 for international callers) and entering account number 286 and call ID number 293716.

Financial Results

Net sales for the second quarter of 2008 were $2,739,176, an increase of 240.5% compared to net sales of $804,458 for the second quarter of 2007. Net sales for the six months ended June 30, 2008 were $5,584,597, an increase of 249.6% compared to net sales of $1,597,306 for the six months ended June 30, 2007.

Gross profit for the second quarter of 2008 was $2,026,962, or 74% of sales, compared to $203,672, or 74.7% of sales, in the second quarter of 2007. Gross profit for the six months ended June 30, 2008 was $4,094,591, or 73.3% of sales, compared to $1,206,475, or 75.5% of sales. We reported net income of $174,703 or $0.01 per share in the second quarter of 2008 compared to a net less of ($48,293) or ($0.00) per share in the second quarter of 2007. We reported net income of $60,532 or $0.00 for the six months ended June 30, 2008 compared to a net loss of ($318,865) or ($0.02) for the six months ended June 30, 2007.

About ZAGG Inc:
ZAGG Inc designs, manufactures, and distributes protective clear coverings and accessories for consumer electronic and hand-held devices, worldwide. ZAGG’s flagship brand, the invisibleSHIELD, is a protective, high-tech film covering, designed for iPods, laptops, cell phones, digital cameras, PDAs, watch faces, GPS systems, gaming devices, and other items. The patent-pending invisibleSHIELD application is the first scratch protection solution of its kind on the market, and has sold over one million units. Currently, ZAGG offers over 2,500 precision pre-cut designs with a lifetime replacement warranty through online channels, resellers, college bookstores, Mac stores and mall kiosks. The company continues to increase its product lines to offer additional electronic accessories to its tech-savvy customer base, as well as an expanded array of invisibleSHIELD products for other industries. For more information please visit the company’s web site at www.ZAGG.com.

Safe Harbor Statement
This release contains "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E the Securities Exchange Act of 1934, as amended and such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. "Forward-looking statements" describe future expectations, plans, results, or strategies and are generally preceded by words such as "may", "future", "plan" or "planned", "will" or "should", "expected", "anticipates", "draft", "eventually" or "projected". You are cautioned that such statements are subject to a multitude of risks and uncertainties that could cause future circumstances, events, or results to differ materially from those projected in the forward-looking statements, including the risks that actual results may differ materially from those projected in the forward-looking statements as a result of various factors, and other risks identified in filings made by the company with the Securities and Exchange Commission.

Media Contact:
ZAGG Inc
Robert Pedersen II, president and CEO
801-263-0699 ext. 110
robert@zagg.com
or
Alpaytac Inc.
Caroline Rubenstein
312-245-9805 ext. 110
caroline@alpaytac.com

Investor Relations:
ZAGG Inc
Brandon O’Brien, CFO
(801) 263-0699 ext. 122
brandon@zagg.com

ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited)

	June 30,	December 31,
	2008	2007

ASSETS

Current assets
Cash	$475,940	$2,129,215
Accounts receivable, net	821,161	402,446
Inventories	680,509	447,044
Prepaid advertising	244,482	204,976
Prepaid expenses and other current assets	892,121	122,107
Deferred income tax assets	12,829	12,829

Total current assets	3,127,042	3,318,617

Property and equipment, net	447,253	328,077

Deferred income tax assets	407,188	444,118

Deposits and other assets	30,537	30,547

Intangible assets, net	46,535	46,894

Total assets	$4,058,555	$4,168,253

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities
Notes payable	$29,655	$42,090
Accounts payable	236,693	505,575
Accrued liabilities	41,997	35,814
Accrued wages and wage related expenses	101,283	95,537
Deferred licensing revenue	71,703	100,911
Sales returns liability	66,658	23,861

Total current liabilities	547,989	803,788

Total liabilities	547,989	803,788

Stockholders' equity
Common stock, $0.001 par value; 50,000,000 shares authorized; 18,893,995 and 18,853,995 shares issued and outstanding, respectively	18,895	18,855
Warrants to purchase common stock	750,476	750,476
Additional paid-in capital	3,422,169	3,341,388
Cumulative translation adjustment	882	(3,866)
Accumulated deficit	(681,856)	(742,388)

Total stockholders' equity	3,510,566	3,364,465

Total liabilities and stockholders' equity	$4,058,555	$4,168,253

See accompanying notes to condensed consolidated financial statements.

ZAGG INCORPORATED AND SUBSIDIARY
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)

	Three Months Ended	Three Months Ended	Six Months Ended	Six Months Ended
	June 30, 2008	June 30, 2007	June 30, 2008	June 30, 2007

Net sales	$2,739,176	$804,458	$5,584,597	$1,597,306
Cost of sales	712,214	203,672	1,490,006	390,831

Gross profit	2,026,962	600,786	4,094,591	1,206,475

Operating expenses:
Advertising and marketing	484,728	79,188	1,274,792	254,231
Selling, general and administrative	1,343,778	554,037	2,849,199	1,246,785

Total operating expenses	1,828,506	633,225	4,123,991	1,501,016

Income (loss) from operations	198,456	(32,439)	(29,400)	(294,541)

Other income (expense):
Interest expense	(972)	(20,231)	(2,674)	(26,099)
Interest and other income	81,149	3,969	129,536	4,085

Total other income (expense)	80,177	(16,262)	126,862	(22,014)

Income (loss) before benefit (provision) for income taxes	278,633	(48,701)	97,462	(316,555)

Income tax benefit (provision)	(103,930)	408	(36,930)	(2,310)

Net income (loss)	$174,703	$(48,293)	$60,532	$(318,865)

Basic net income (loss) per common share	$0.01	$(0.00)	$0.00	$(0.02)

Diluted net income (loss) per common share	$0.01	$(0.00)	$0.00	$(0.02)

Weighted average number of shares outstanding - basic	18,884,105	15,168,995	18,884,050	14,596,739

Weighted average number of shares outstanding - diluted	18,936,055	15,168,995	18,976,547	14,596,739

See accompanying notes to condensed consolidated financial statements.